Exhibit (K)(4)


                       HYPERION STRATEGIC BOND FUND, INC.

                           SUBSCRIPTION INSTRUCTIONS


     This booklet contains the documents required in order to subscribe to the Fund. Investors should complete and execute these documents according to the instructions below.

     This booklet must be accompanied or preceded by a copy of the Private Placement Memorandum. Investors should review the Private Placement Memorandum prior to completing the subscription documents. This entire booklet should then be returned to Hyperion Strategic Bond Fund, Inc., c/o Hyperion Capital Management, Inc., One Liberty Plaza, 165 Broadway, 36th Floor, New York, NY 10006 (Attention: Joseph Tropeano 1-800- HYPERION). Payment for the shares being subscribed for should be made via wire transfer in immediately available Federal funds in accordance with the payment authorization instructions set forth herein. The date on which such payment is made shall be referred to as the "Payment Date." Duplicate copies of each signed document will be returned to you after your subscription is accepted.

     All documents must be completed and signed in accordance with the instructions set forth herein, unless otherwise indicated. These documents may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. If the investing entity requires more than one signatory to sign, then each document must be signed by the required number of signatories. Following is a list of the documents with a brief description of the action required:

         BASIC DOCUMENTS


A-1      Subscription Agreement                   Review, complete and
                                                  execute.

A-2      Investor Qualification Statement         Complete and execute.

A-3      Trade Payment Authorization Form         Review, complete and execute.

                         HYPERION STRATEGIC BOND FUND, INC.

                               SUBSCRIPTION AGREEMENT


     The undersigned investor ("Investor") hereby subscribes to purchase shares of common stock in Hyperion Strategic Bond Fund, Inc. (the "Fund") (such shares hereinafter referred to as "Fund Shares") in the Subscription Amount set forth on the signature page hereof ("Subscription Amount"). Unless otherwise defined herein, or unless the context requires otherwise, the defined terms used herein have the same meaning as used in the Private Placement Memorandum of the Fund (the "Private Placement Memorandum").

     The Investor acknowledges that (i) this subscription, when received by the Fund, will be irrevocable, (ii) the Fund may reject the subscription in its absolute and sole discretion at any time prior to the delivery and payment for the Shares (the "Closing"), and (iii) this subscription will only be deemed to have been accepted upon confirmation that this Subscription Agreement has been accepted by the Fund, when payment for the Fund Shares has been made in accordance with the Trade Payment Authorization Form included as part of this booklet and when the Fund deposits, receives and acknowledges payment of the Subscription Amount by delivering a countersigned duplicate copy of this Agreement at the Closing. With this subscription, the Investor tenders the following completed and duly executed documents: (a) a completed Subscription Agreement; and (b) an Investor Qualification Statement, and (c) a Trade Payment Authorization Form. The Subscription Amount must be paid by check or wire transfer payable according to instructions provided in the Trade Payment Authorization Form.

     1. Investor Acknowledgments and Representations

     The Investor hereby acknowledges, represents, and warrants to, and agrees with the Fund as follows:

                  THIS OFFERING IS BEING MADE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE REGULATIONS THEREUNDER (THE "SECURITIES ACT") FOR AN OFFER AND SALE OF SECURITIES THAT DO NOT INVOLVE A PUBLIC OFFERING. THE FUND SHARES OFFERED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF, EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THERE IS CURRENTLY NO PUBLIC OR OTHER MARKET FOR THE FUND SHARES, AND NONE IS EXPECTED TO DEVELOP. EACH PROSPECTIVE INVESTOR SHOULD PROCEED ONLY ON THE ASSUMPTION THAT SUCH PROSPECTIVE INVESTOR MAY HAVE TO BEAR THE ECONOMIC RISK OF AN INVESTMENT IN THE SECURITIES OFFERED HEREBY FOR AN INDEFINITE PERIOD OF TIME AND BEAR THE RISK OF A LOSS OF THE ENTIRE INVESTMENT.

                  THE FUND HAS NOT REGISTERED AS A DEALER WITH THE NEW YORK STATE ATTORNEY GENERAL, ON THE GROUNDS THAT THE SALE OF THE FUND SHARES IS NOT A PUBLIC OFFERING WITHIN THE MEANING OF SS. 359-e OF THE NEW YORK GENERAL BUSINESS LAW.

                  IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE FUND AND THE TERMS OF THIS OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. INVESTORS MUST ALSO RELY ON THEIR RELATIONSHIP WITH THE PRINCIPALS OF THE OFFERING TO OBTAIN INFORMATION ABOUT THE BACKGROUND AND EXPERIENCE OF THE PRINCIPALS THAT THE INVESTORS CONSIDER MATERIAL TO AN INVESTMENT IN THE FUND.

     2. Additional Representations and Warranties.

     The Investor hereby represents and confirms that: (a) the Investor was not formed for the specific purpose of acquiring the Fund Shares, and has total assets in excess of $5,000,000; (b) the Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed; (c) the Investor has the power and authority to carry on the business in which it is engaged and to purchase the Fund Shares; and (d) the execution and delivery of this Subscription Agreement and all other documents and agreements relating to this investment by the Investor have been duly authorized by all necessary action and constitute the legal, valid and binding obligations of the Investor enforceable in accordance with their terms.

     The undersigned hereby represents and confirms that, if executing this Subscription Agreement in a representative or fiduciary capacity, the
undersigned   has  full  power  and   authority  to  execute  and  deliver  this
Subscription Agreement in such capacity and on behalf of the subscribing partnership, trust, corporation, or other entity for whom the undersigned is executing this Subscription Agreement, and such partnership, trust, corporation, or other entity has full right and power to perform pursuant to this Subscription Agreement and make an investment in the Fund and has its principal place of business at the address set forth or the signature page hereof and such entity has not been formed for the specific purpose of acquiring Fund Shares.

     The Investor hereby confirms that if the Investor is a corporation: (a) the Investor is a widely held "C" corporation (i.e., 5 or fewer individuals do not hold 50% or more of the stock of the corporation) or (b) the Investor has discussed with its tax advisors the specific tax consequences to it that would result from the ownership of Fund Shares.

     The Investor hereby acknowledges and represents that (a) the Investment Officer for the Investor has received and read a copy of the Private Placement Memorandum and has had an opportunity to ask questions concerning the matters stated in the Private Placement Memorandum and has relied only upon the information contained therein; (b) the Investor is purchasing the Fund Shares for its own account, for investment, and not with a view to, or for resale, fractionalization or further distribution; (c) the Investor, its advisers, if any, and any designated representatives, if any, have such knowledge and experience in financial and business matters necessary to evaluate the investment in the Fund, and have carefully reviewed and understand the risks associated with investments in the Fund, which are set forth in the Private Placement Memorandum.

     The Investor has adequate means of providing for current and anticipated financial needs and contingencies, is able to bear the economic risk for an indefinite period of time and has no need for liquidity of the investment in the Fund Shares and could afford complete loss of such investment.

     The Investor is not subscribing for Fund Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to the Investor in connection with investments in securities generally.

     The Investor specifically acknowledges that by signing this Subscription Agreement, the Investor authorizes the Fund to cause the Investor to become a shareholder in the Fund.

     This agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

     Hyperion Capital Management, Inc. (the "Adviser") represents and warrants that:

          (a) Organization and Standing of the Fund. The Fund is duly and validly organized, validly existing and in good standing as a corporation under the laws of the State of Maryland, and has all requisite power and authority under the Articles of Incorporation, Bylaws, and such laws to enter into and carry out the terms of the Subscription Agreements, to conduct its business as described in the Articles of Incorporation and the Bylaws, each as amended, and the Private Placement Memorandum and to issue and sell Fund Shares. There is no jurisdiction other than Maryland in which the Fund must be formed or qualified to enable it to engage in the business in which it is or will be engaged.

          (b) Investment Company Act. The Fund is duly and validly registered as a closed-end management investment company under the Investment Company Act of 1940, as amended.

          (c) Compliance with Other Instruments, etc. The Fund is not in violation of any term of the Articles of Incorporation or Bylaws, each as amended, or the Subscription Agreements, and the Fund is not in violation of any term of any other mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation applicable to it. The execution and delivery of the Subscription Agreements do not result in the violation of, constitute a default under or conflict with any mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation applicable to the Fund or result in the creation of any mortgage, lien, encumbrance or charge upon any of the properties or assets of the Fund.

          (d) Governmental and Regulatory Approval. Neither the execution and delivery of the Subscription Agreements nor the offer, issuance or sale of the Fund Shares requires any consent, approval or authorization from, or filing, registration or qualification with, any Federal, state or local governmental or regulatory authority (including, without limitation, registration under the Securities Act) on the part of the Fund not heretofore obtained or made, except for: (i) compliance by the Fund with the filing requirements of any applicable state securities ("Blue Sky") laws; and (ii) compliance by the Fund with the filing requirements under Regulation D under the Securities Act.

          (e) Litigation. There are no actions, proceedings or investigations pending or threatened (or any basis therefor known to the Fund) against the Fund or the Adviser which would result in any material adverse change in the business, prospects, condition, affairs or operations of the Fund or in any material liability on the part of the Fund or the adviser.

          (f) Disclosure. The Private Placement Memorandum or the Subscription Agreements do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they are or were made.

          (g) Fund Liabilities. Except as set forth in the Private Placement Memorandum, the Fund has not engaged in any transactions (other than offering under the Private Placement Memorandum) and does not have any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others) and whether due or to become due (other than liabilities and obligations arising out of the offering under the Private Placement Memorandum).

          (h) Issuance of the Fund Shares. All action required to be taken by the Fund as a condition to the issuance and sale of the Shares purchased by the Investor has been taken, and such Shares are duly and validly issued, fully paid and nonassessable.

          (i) Articles of Incorporation. The Articles of Incorporation, and any amendments thereto, have been duly filed for record with the Secretary of State of Maryland, and the Fund shall deliver complete and correct copies of such to the Investor immediately following the Closing.

         3. At the Closing, the Investor will pay to the Fund its total Subscription Amount of $______________.

          IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this ____ day of July, 2004.

     Dollar Amount of Subscription Amount:  $_______________


                                    ______________________________________________________________
                                    Print Full Legal Name of Partnership, Corporation, Trust,
                                    Employee Benefit Plan or Other Entity (if applicable).


                                    By_____________________________________________________________
                                     (Signature of Authorized Signatory)

                                    Name:__________________________________________________________


                                    Title:_________________________________________________________

                                    Address:_______________________________________________________

                                            _______________________________________________________






                                    Employer Identification
                                    Number (if applicable):________________________________________


                                    Date and State of Incorporation or Organization (if applicable):____


                                    Date on which Taxable Year Ends:_______________________________


                                    Telecopy Number:_______________________________________________



ACCEPTED AS OF
THE DATE HEREOF:

Hyperion Strategic Bond Fund, Inc.


By:___________________________
Name:_________________________
Title:________________________


                         HYPERION STRATEGIC BOND FUND, INC.

                          INVESTOR QUALIFICATION STATEMENT


     The shares of common stock of Hyperion Strategic Bond Fund, Inc. (the "Fund") (such shares hereinafter referred to as "Fund Shares") are being offered to a limited number of qualified institutional accredited investors, without registration under the Securities Act of 1933, as amended (the "Act"), in reliance on the private offering exemption pursuant to Section 4(2) of the Act and Regulation D, and without registration under the securities laws of the states in which the Fund Shares are offered and sold in reliance on applicable state securities exemptions.

     The information and representations provided in this Investor Qualification Statement will be used to determine whether the Investor is qualified to purchase the Fund Shares under Regulation D and applicable state securities laws and rules.

General Information

         1. Full legal name of Investor:

            ___________________________________________________________________
            ___________________________________________________________________

         2. Address of principal place of business:

            ___________________________________________________________________

            ___________________________________________________________________



         3. Name, title, business address and telephone number of officer to whom all correspondence should be addressed:

            ___________________________________________________________________

            ___________________________________________________________________

            ___________________________________________________________________

            ___________________________________________________________________

            ___________________________________________________________________

         4. Investor's federal tax identification number:

            ___________________________________________________________________



         5. Date and state of incorporation:

            ___________________________________________________________________



         6. Date on which taxable year ends:

            ___________________________________________________________________

         7. Nature of Investor's business:

            ___________________________________________________________________




Accredited Institutional Investor Information

Initial all appropriate spaces below to indicate the basis on which the undersigned qualifies as an accredited investor.

[ ] The undersigned hereby certifies  that it is a bank as defined in section
    3(a)(2) of the Securities Act of 1933.

[ ] The undersigned hereby certifies that it is a savings and loan association or building and loan association, cooperative bank, homestead association, or similar institution, which is supervised and examined by state or federal authority having supervision over any such institution, whether acting in its individual or fiduciary capacity.

[ ] The undersigned hereby certifies that it is a broker or dealer registered pursuant to section 15 of the Securities Exchange
    Act of 1934.

[ ] The undersigned hereby certifies that it is an insurance company as defined in section 2(13) of the Securities Act.

[ ] The undersigned hereby certifies that it is an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that act.

[ ] The undersigned hereby certifies that it is a Small Business
    Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958.

[ ] The undersigned hereby certifies that it is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

[ ] The undersigned hereby certifies that it is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000; or, if a self-directed plan, with investment decisions made solely by persons described as accredited investors herein.

[ ] The undersigned hereby certifies that it is a private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940.

[ ] The undersigned hereby certifies that it is an organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.


Additional Representations and Warranties

     The Investor makes the following additional representations and warranties:

     1. The Investor, if a corporation, is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated.

     2. The Investor, if a corporation, has the corporate power and authority to carry on the business in which it is engaged and to purchase the Fund Shares.

     3. The undersigned, if executing this Subscription Agreement in a representative or fiduciary capacity, has full power and authority to execute and deliver this Subscription Agreement in such capacity and on behalf of the subscribing partnership, trust, corporation, or other entity for whom the undersigned is executing this Subscription Agreement, and such partnership, trust, corporation, or other entity has full right and power to perform pursuant to this Subscription Agreement and make an investment in the Fund.

     4. The execution and delivery of the Subscription Agreement, the Investor Qualification Statement, and all other documents and agreements relating to an investment by the Investor in the Fund have been duly authorized by all necessary corporate action and constitute the legal, valid and binding obligations of the Investor enforceable in accordance with their terms.

     5. The execution and delivery of the Subscription Agreement, the Investor Qualification Statement, and all other documents and agreements relating to an investment by the Investor in the Fund do not, and the performance of the terms thereof will not, contravene any provision of existing law or regulations, or of the charter or bylaws of the Investor, and will not conflict with or result in any breach of the terms, conditions or provisions of, or constitute a default under, or result in or permit the creation or imposition of any lien, charge or encumbrance upon any of the properties of the Investor pursuant to, any indenture, mortgage or other agreement or instrument or any judgment, decree, order or decision to which the Investor is a party or by which it is bound.

     6. Under existing law, no approval, authorization, license, permit or other action by or filing with, any Federal, state, municipal or other governmental commission, board or agency is required on the part of the Investor in connection with the execution and delivery by the Investor of the Subscription
Agreement, the Investor Qualification Statement, or any other documents or agreements relating to an investment by the Investor in the Fund, or the consummation of the transactions contemplated thereby, except for such approvals or authorizations as have been obtained.

     7. The Investor, by execution of the Investor Qualification Statement, hereby certifies that the information, representations and warranties provided by it hereunder are true, accurate and correct.

     IN  WITNESS   WHEREOF,   the   undersigned   has  executed   this  Investor
Qualification Statement this ____ day of July, 2004.

Dollar Amount of Subscription Amount: $__________________


                                    ______________________________________________________________
                                    Print Full Legal Name of Partnership,
                                    Corporation, Trust, Employee Benefit Plan or
                                    Other Entity (if applicable).


                                    By ___________________________________________________________
                                      (Signature of Authorized Signatory)

                                    Name:_________________________________________________________

                                    Title:________________________________________________________


                                    Address:______________________________________________________

                                            ______________________________________________________


                                    Employer Identification
                                    Number (if applicable):_______________________________________

                                    Date and State of Incorporation or Organization (if applicable):
                                    ______________________________________________________________



                                    Date on which Taxable Year Ends:________________________________





ACCEPTED AS OF
THE DATE HEREOF:

Hyperion Strategic Bond Fund, Inc.


By:______________________________________________
Name:
Title:


                                                                            A-3
HYPERION CAPITAL MANAGEMENT, INC.
TRADE PAYMENT AUTHORIZATION FORM

FUND:  Hyperion Strategic Bond Fund, Inc.

====================================================================================================================

Tax ID/Shareholder:
------------------------------------------------------------------------- ------------------------------------------
------------------------------------------------------------------------- ------------------------------------------

Account Number:
------------------------------------------------------------------------- ------------------------------------------
------------------------------------------------------------------------- ------------------------------------------

Shareholder Name:
------------------------------------------------------------------------- ------------------------------------------
------------------------------------------------------------------------- ------------------------------------------

Shareholder Address:
------------------------------------------------------------------------- ------------------------------------------
------------------------------------------------------------------------- ------------------------------------------

Trade Date:                                                               Trade Price: NAV as of___________/04
                                                                                       -----------------------
------------------------------------------------------------------------- ------------------------------------------
------------------------------------------------------------------------- ------------------------------------------

Trade Type:       Purchase of Common Stock                                Purchase   _X_ Redemption __

------------------------------------------------------------------------- ------------------------------------------
------------------------------------------------------------------------- ------------------------------------------

Trade Amount (Dollars):
====================================================================================================================

====================================================================================================================

WIRE INSTRUCTIONS:
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

Purchase Wire Information:                                   Redemption Wire Instructions:
                                                             Special Instructions Yes_ No_
                                                             ABA No._______________________________
                                                             Bank__________________________________
BNF=                                                           ____________________________________

A/C=                                                         BNF=__________________________________
                                                               ____________________________________
OBI=
                                                             OBI=__________________________________
Name/Shareholder Account #
                                                                 __________________________________

                                                                 __________________________________



Authorized Signature __________________________________________________________

*United   States   Internal   Revenue   Form  W-9  for  clients   with  tax
identification numbers, or Form W-8 for non-residents aliens, must accompany the application or initial purchases. Failure to provide completed forms to the Transfer Agent WILL result in backup withholding tax being deducted from any distributions.